EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-169755 and 333-177244) and the Registration Statements on Form S-8 (Nos. 333-63758, 333-81326, 333-128082 and 333-178261) of Guided Therapeutics, Inc. of our report dated March 28, 2012, relating to the consolidated financial statements and schedules, which appears in this Form 10-K for the year ended December 31, 2011.

/s/ UHY LLP
UHY LLP
Sterling Heights, Michigan
March 28, 2012